UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF

1934

Date of Report (Date of earliest event reported): December 17, 2004

ACTUANT CORPORATION

(Exact name of Registrant as specified in its charter)

Wisconsin	1-11288	39-0168610
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

6100 North Baker Road

Milwaukee, WI 53209

Mailing address: P.O. Box 3241, Milwaukee, Wisconsin 53201

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (414) 352-4160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

On November 18, 2004, Actuant Corporation (the “Company” or “Actuant,”) entered into a stock purchase agreement to acquire all of the outstanding capital stock of Key Components, Inc. (“KCI”) for an aggregate purchase price of approximately $315 million (including the assumption of KCI’s $80 million aggregate principal amount of 10.5% senior subordinated notes due 2008 (the “KCI senior notes”)). The Company expects that the closing of the acquisition of KCI will occur in December 2004. In connection with the KCI acquisition, we are offering, through a prospectus supplement to our Registration Statement on Form S-3 (File No. 333-47493), 2,500,000 shares of Class A Common Stock. We also intend to amend our $250 million senior revolving credit facility by adding a new $250 million term loan (the “amended senior credit facility”). We expect both the acquisition of KCI and the amended senior credit facility to close currently with or prior to the Class A Common Stock offering. We intend to finance the acquisition of KCI and pay related costs and expenses with the proceeds of the new $250 million term loan under our amended senior credit facility. In addition, we intend to use the net proceeds from the Class A Common Stock offering, together with the remaining proceeds from the new $250 million term loan, to redeem the KCI senior notes (or repay revolving credit borrowings temporarily incurred for that purpose), repay credit and/or commercial borrowings and pay related costs and expenses.

The purpose of this Current Report on Form 8-K is to file certain disclosures described in Item 8.01 below. This Current Report on Form 8-K is not an offer to sell nor a solicitation of an offer to buy any securities.

Item 8.01	Other Events

On December 16, 2004, the Company issued a press release announcing its earnings and financial results for the quarter ended November 30, 2004. Set forth as Exhibit 99.1 to this Form 8-K, which is incorporated herein by reference, are certain of the Company’s unaudited condensed consolidated financial statements that were contained in the earnings press release.

Set forth as Exhibit 99.2 to this Form 8-K, which is incorporated herein by reference, are the consolidated financial statements of KCI.

Set forth as Exhibit 99.3 to this Form 8-K, which is incorporated herein by reference, is certain unaudited pro forma financial information of Actuant and KCI, as adjusted to give effect to the acquisition of KCI, the amended senior credit facility and borrowings thereunder, the offering, the redemption of the KCI senior notes and other related transactions.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

23.1	Consent of PricewaterhouseCoopers LLP.

99.1	Unaudited condensed consolidated balance sheets of Actuant at November 30, 2004 and August 31, 2004; condensed consolidated statements of earnings of Actuant for the three months ended November 30, 2004 and November 30, 2003; and condensed consolidated statements of cash flows of Actuant for the three months ended November 30, 2004 and November 30, 2003.

99.2	Consolidated financial statements of KCI.

99.3	The following unaudited pro forma condensed consolidated financial information of Actuant and KCI:

•	Pro forma condensed consolidated balance sheet as of August 31, 2004;

•	Pro forma condensed consolidated statement of earnings for the fiscal year ended August 31, 2004; and

•	Notes to such pro forma financial statements.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ACTUANT CORPORATION (Registrant)

Date: December 17, 2004	By:	/S/ ANDREW G. LAMPEREUR
Andrew G. Lampereur Executive Vice President and Chief Financial Officer